UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 8, 2007

                           GREENE COUNTY BANCORP, INC.
                           ---------------------------
             (Exact Name of Registrant as Specified in its Charter)

     Federal                        0-25165                    14-1809721
------------------------      ------------------------    ---------------------
(State or Other Jurisdiction  (Commission File No.)         (I.R.S. Employer
       of Incorporation)                                   Identification No.)


302 Main Street, Catskill NY                                     12414
-----------------------------------------                     -----------
(Address of Principal Executive Offices)                      (Zip Code)


Registrant's telephone number, including area code:  (518) 943-2600


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal  Officers;  Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

     On November 8, 2007, Greene County Bancorp, Inc. (the "Company"), the holding company for The Bank of Greene County (the "Bank"), announced that Mr. Bruce P. Egger, its Senior Vice President and Secretary, will be retiring from those positions at the Company and the Bank on December 31, 2007. Mr. Egger has been affiliated with the Bank in various capacities since 1977.

     In connection with his retirement, Mr. Egger entered into an Agreement and General Release with the Bank, filed as Exhibit 10 hereto. Pursuant to the agreement, the Bank will pay Mr. Egger $75,000 in thirty equal monthly installments, and will cash out 12,000 options previously granted to Mr. Egger.


Item 9.01.    Financial Statements and Exhibits.

     (a)  Not Applicable.

     (b)  Not Applicable.

     (c)  Not Applicable.

     (d)  Exhibits:

         Exhibit No.                        Description
         -----------                        -----------

             10                             Agreement and General Release


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                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                  GREENE COUNTY BANCORP, INC.


DATE:  November 13, 2007          By:  /s/ Donald Gibson
                                       ---------------------------------
                                          Donald Gibson
                                          President and Chief Executive Officer

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